UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2018
Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Compensation
The Compensation Committee (the “ Committee ”) of the Board of Directors (the " Board ") of IPG Photonics Corporation (the “ Company ”) has taken the actions described below relating to the compensation of the “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, of the Company as of December 31, 2017 and certain other executive officers of the Company.
The Committee recently approved merit increases in base salaries, performance measures and target incentive payouts for 2018, and long term equity incentives for the named executive officers and other executive officers.
In accordance with the employment agreements with such executive officers, the Committee annually reviews each executive's performance and base salary in light of comparable data from peer companies and other high-tech publicly held companies, and the Company’s performance and growth. As a result, the Committee determined to increase the salaries as set forth below. The table below sets forth the 2018 base salaries for each named executive officer effective January 1, 2018:

Name	Base Salary 2017	Base Salary 2018
Valentin P. Gapontsev, Ph.D.	$832,000	$930,000
Eugene Scherbakov, Ph.D.	500,850	€550,900
Timothy P.V. Mammen	458,300	€481,200
Alexander Ovtchinnikov, Ph.D.	$417,200	$438,100
Trevor D. Ness	$410,000	$434,600
The Committee approved annual targets and incentive payouts for the named executive officers and other executive officers for fiscal year 2018 under the Company’s Senior Executive Annual Incentive Plan (the “ AIP ”). Consistent with prior years, the Committee identified two financial performance measures: net sales and adjusted EBIT (excluding equity-based compensation expenses, expenses for unbudgeted litigation and foreign currency transaction gains and losses), each as determined under the AIP, and assigned a 50% weighting factor to each financial performance goal. The Committee chose to focus on revenue growth and pretax profits so that our executive officers would be incentivized to deliver the types of growth that benefit our stockholders, namely increasing sales and profits.
Under the 2018 AIP, the executives can receive cash incentive payments set forth in the table below as a percentage of base salaries based upon achievement of the minimum to maximum objectives for both financial performance measures and for individual performance.

Name	Target (Financial plus Individual)	Financial Performance Minimum	Financial Performance Maximum	Individual Performance Maximum	Maximum Award Payout
Valentin P. Gapontsev, Ph.D.	110%	20.63%	220%	27.5%	247.5%
Eugene Scherbakov, Ph.D.	100%	18.75%	200%	25%	225%
Timothy P.V. Mammen	80%	15%	160%	20%	180%
Trevor D. Ness	80%	15%	160%	20%	180%
Alexander Ovtchinnikov, Ph.D.	80%	15%	160%	20%	180%

The Committee may make adjustments to our overall corporate performance goals and the ways that our actual performance results are calculated that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements.
The Committee also approved grants of long term incentives in the form of equity awards. For 2018 equity-based awards, our program consists service-based stock options, service-based restricted stock units ("RSUs") and performance-based stock units ("PSUs"). Each is equally weighted.
The stock options awarded have an exercise price of $239.72 per share, the closing price on February 22, 2018, the date of grant, and expire on February 21, 2028. The stock options and RSUs vest in four equal annual installments, with the first 25% vesting on March 1, 2019. With respect to the PSUs, the Committee decided to measure performance of the Company's stock as compared to the Russell 3000 Index, of which the Company is a member. For each 1% that IPG's common stock exceeds the performance of the Russell 3000 Index for the trailing 60 trading days from the end of the performance measurement period (March 1, 2021) against the comparable period from the beginning of the performance measurement period (March 1, 2018), the grant recipient would receive a 2% increase in the number of shares above target (up to a maximum cap of 200% of the target award). For each 1% below the Russell 3000 Index's performance, the grant recipient would receive a 2% decrease in the number of shares (down to zero). The vesting date for the PSUs is March 1, 2021, should any PSUs vest at all. Dividends, if any, on shares underlying the PSUs do not vest until the PSUs vest.
The table below sets forth the stock options, RSUs and PSUs awarded by the Compensation Committee to the named executive officers:

Name	Service-Based Stock Options	Service-Based Restricted Stock Units	Performance Stock Units
Valentin P. Gapontsev, Ph.D.	—	—	—
Eugene Scherbakov, Ph.D.	13,744	4,014	4,014
Timothy P.V. Mammen	6,642	1,940	1,940
Trevor D. Ness	5,689	1,661	1,661
Alexander Ovtchinnikov, Ph.D.	5,734	1,674	1,674
Historically, the Dr. Gapontsev, our Chief Executive Officer, has not received annual grants of stock options, RSUs or PSUs because, as the Company’s founder and the holder of a large number of common stock of the Company, he has the perspective of an owner with a significant financial stake in the Company.

Item 8.01 Other Events

Certain directors and officers of IPG Photonics Corporation (the "Company") adopt from time to time pre-arranged trading plans (each, a "Plan") designed to comply with Rule10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company's policies regarding stock transactions. Under Rule10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a plan or contract for pre-arranged sales of Company securities under specified conditions and at specified times. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.

The Plan adopted by Alex Ovtchinnikov, Senior Vice President, Components, provides for the sale of up to 16,077 shares, including shares acquired upon exercise of stock options, over a period ending March 2019, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds. The Company does not undertake to report Plans that may be adopted by any directors or officers of the Company in the future, or to report any modification or termination of any Plan, except to the extent required by law.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
February 26, 2018	\s\ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary

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